Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 12, 2004 on the Group 1 Automotive, Inc. 401(k) Savings Plan’s (the Plan) statement of net assets available for benefits as of December 31, 2003 included in this 2004 Annual Report on Form 11-K of the Plan into Group 1 Automotive, Inc.’s Registration Statement on Form S-8 (SEC File No. 333-80399) filed with the Securities and Exchange Commission.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

South Bend, Indiana
June 24, 2005